EXHIBIT 99.1

 Terra Tech Announces Opening of Fourth Nevada-based Medical Cannabis Dispensary

 Grand Opening of Blüm Dispensary in Reno, Nevada to be held on January 12, 2017

NEWPORT BEACH, Ca. – December 29, 2016 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech”) or (the “Company”), a vertically integrated cannabis-focused agriculture company, today announced that its new Blüm dispensary, located at 1085 South Virginia Street, Reno, Nevada, will open to patients on Monday, January 2nd, 2017 at 9:00 AM Pacific Time. The Company will also host a Grand Opening for the dispensary on Thursday, January 12th, 2017, at 9:00AM PT, with the ribbon cutting scheduled for 1:00 PM PT. Investors, media and customers are invited to attend the event to view the dispensary’s selection of premium medical cannabis products.

The Blüm dispensary in Reno, Nevada is currently open to the public for preregistration. The dispensary will offer the Company’s proprietary IVXX™ brand of premium medical cannabis, flowers, shatters, waxes and oils, among other high-quality cannabis products from a range of reputable providers of superior grade medical cannabis.

Derek Peterson, CEO of Terra Tech, stated, “It is our great pleasure to announce that Blüm Reno has successfully completed all of its inspections with the State of Nevada and officially received its Nevada State Medical Marijuana Establishment (“MME”) Registration Certificate. Our dispensary in Northern Nevada successfully received the MME Registration Certificate without one deficiency and I am proud of our team for all its hard work getting us to this stage. This is our fourth dispensary in Nevada to open in less than a year, giving us a strong presence in the state. Moreover, in November 2016, Nevada took the historic step of approving the legalization of recreational cannabis. We believe that our efforts to establish Blüm as a leader in the medical cannabis market have uniquely positioned the Company to capitalize on the emerging market for legal cannabis, where we see significant opportunity for growth.”

The Reno, Nevada Blüm dispensary follows the opening of the Desert Inn Dispensary in October, 2016, the South Decatur Boulevard, Las Vegas Dispensary in August, 2016 and the Western, Las Vegas Dispensary in April, 2016. The Company has also operated a Blüm dispensary in Oakland, California, since April, 2016.

Blüm Reno’s hours of operations will be:

Sunday – Thursday: 9:00 AM to 10:00 PM PT

Friday – Saturday: 9:00 AM to 12:00 AM PT

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

1

About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, MediFarm LLC and GrowOp Technology. Blüm’s retail medical cannabis facilities focus on providing the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions. Blüm offers a broad selection of medical cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces medical cannabis-extracted products for regulated medical cannabis dispensaries throughout California. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Kroger, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania and the Midwest. Terra Tech’s MediFarm LLC subsidiaries are focused on medical cannabis cultivation and permitting businesses throughout Nevada. The Company’s wholly-owned subsidiary GrowOp Technology, specializes in controlled environment agricultural technologies.

For more information about Terra Tech Corp visit: http://www.terratechcorp.com/
For more information about IVXX visit: http://ivxx.com/
For more information about Blüm Nevada visit: http://letsblum.com
For more information about Blüm Oakland visit: http://blumoak.com/
Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline
Follow us on Twitter @terratechcorp
Follow us on Instagram @socal_IVXX
For more information about Edible Garden visit: http://www.ediblegarden.com/
Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts
Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to: (i) our ability to integrate Black Oak Gallery, a California corporation ("Black Oak"), as well as vitamin and dietary supplement lines, into the Company's operations, (ii) product demand, market, and customer acceptance of the Company's products, (iii) the Company's ability to obtain financing to expand our operations, (iv) the Company's ability to attract qualified sales representatives, (v) competition, pricing and development difficulties, (vi) the Company's ability to conduct the business of IVXX, Inc., the contemplated businesses of MediFarm, LLC, MediFarm I, LLC, and MediFarm II, LLC, if there are changes in laws, regulations, or government policies related to cannabis, (vii) the Company's ability to conduct operations if disease, insects, or mites affect Edible Garden Corp.'s produce, herbs, and floral products, and (viii) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

2